Exhibit 99.1

LAZARD LTD REPORTS

THIRD-QUARTER AND NINE-MONTH 2019 RESULTS

$588 million in third-quarter operating revenue	Maintaining cost discipline to accelerate investment in our businesses	$733 million of capital returned to shareholders in first nine months of 2019

NEW YORK, October 31, 2019 – Lazard Ltd (NYSE: LAZ) today reported third-quarter operating revenue1 of $588 million for the quarter ended September 30, 2019. Net income, as adjusted2, was $88 million, or $0.76 per share (diluted) for the quarter. Third-quarter 2019 net income on a U.S. GAAP basis was $47 million, or $0.40 per share (diluted).

For the first nine months of 2019, net income, as adjusted, was $280 million, or $2.37 per share (diluted). On a U.S. GAAP basis, net income for the first nine months was $210 million, or $1.77 per share (diluted).

“We see increased activity in our Financial Advisory business, and continue to provide clients with a diverse range of innovative investment solutions that position our Asset Management business well for the future,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We are managing the firm with cost discipline while investing in our businesses to serve clients, recruit and develop the best people, and build shareholder value.”

($ in millions, except per share data and AUM)	Quarter Ended Sept. 30,			Nine Months Ended Sept. 30,
	2019	2018	%’19-’18	2019	2018	%’19-’18
Net Income
US GAAP	$47	$107	(56)%	$210	$414	(49)%
Per share, diluted	$0.40	$0.82	(51)%	$1.77	$3.16	(44)%
Adjusted[2]	$88	$111	(21)%	$280	$420	(33)%
Per share, diluted	$0.76	$0.86	(12)%	$2.37	$3.21	(26)%
Operating Revenue[1]
Total operating revenue	$588	$606	(3)%	$1,838	$2,070	(11)%
Financial Advisory	$304	$304	—%	$963	$1,108	(13)%
Asset Management	$283	$302	(6)%	$858	$961	(11)%
AUM ($ in billions)
Period End	$231	$240	(4)%
Average	$234	$240	(3)%	$233	$247	(6)%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of U.S. GAAP to adjusted GAAP is on pages 13-14.

OPERATING REVENUE

Operating revenue1 was $588 million for the third quarter of 2019, down 3% from the third quarter of 2018, and $1,838 million for the first nine months of 2019, down 11% from the first nine months of 2018.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the third quarter of 2019, Financial Advisory operating revenue was $304 million, approximately even with the third quarter of 2018. These results reflected an increase in M&A completions in North America, offset by a decrease in Europe.

For the first nine months of 2019, Financial Advisory operating revenue was $963 million, 13% lower than the record first nine months of 2018.

During and since the third quarter of 2019, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Special Committee of the Board of CBS in CBS’s $48 billion merger with Viacom; The Supervisory Board of Takeaway.com on the company’s €10.6 billion combination with Just Eat; a consortium consisting of KIRKBI, Blackstone and CPPIB, in its recommended acquisition of Merlin Entertainments, valuing Merlin at £5.9 billion; Gilead’s R&D collaboration with Galapagos, including $5.1 billion in an upfront payment and an equity investment; Sempra Energy on its $3.6 billion sale of its equity interests in its Peruvian businesses to China Yangtze Power, and its $2.2 billion sale of its equity interests in its Chilean businesses to State Grid International Development; Rabobank’s $2.1 billion sale of Rabobank, National Association to Mechanics Bank; Exotic Metals in its $1.7 billion sale to Parker Hannifin; and Carrefour’s sale of an 80% interest in Carrefour China to Suning.com.

During and since the third quarter of 2019 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors and creditors, including roles involving: Debenhams; FirstEnergy Solutions; Forever 21; Global Cloud Xchange; PG&E; and Weatherford International.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the third quarter of 2019, or continued to advise or completed since September 30, 2019, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the third quarter of 2019, Asset Management operating revenue was $283 million, 6% lower than the third quarter of 2018. For the first nine months of 2019, Asset Management operating revenue was $858 million, 11% lower than the record first nine months of 2018.

Management fees and other revenue was $281 million for the third quarter of 2019, 6% lower than the third quarter of 2018, and 2% lower than the second quarter of 2019. For the first nine months of 2019, management fees and other revenue was $850 million, 10% lower than the first nine months of 2018.

Average assets under management (AUM) for the third quarter of 2019 was $234 billion, 3% lower than the third quarter of 2018, and 1% lower than the second quarter of 2019. Average AUM for the first nine months of 2019 was $233 billion, 6% lower than the first nine months of 2018.

AUM as of September 30, 2019, was $231 billion, down 4% from September 30, 2018, and down 3% from June 30, 2019. The sequential decrease was driven by foreign exchange depreciation of $4.4 billion and net outflows of $4.4 billion, offset by market appreciation of $2.2 billion.

For the third quarter of 2019, incentive fees were $1 million, compared to $2 million for the third quarter of 2018. For the first nine months of 2019, incentive fees were $7 million, compared to $20 million for the first nine months of 2018.

OPERATING EXPENSES

We conducted a review of our business, which resulted in a realignment that included employee reductions and the closing of subscale offices and investment strategies, most of which were completed during the third quarter of 2019. These actions resulted in an expense of $51.5 million in the third quarter, which is excluded from our adjusted results. We believe these actions better align the business with changes in the marketplace and create greater flexibility to focus on strategic growth opportunities.

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter of 2019, we accrued adjusted compensation and benefits expense1 at an adjusted compensation1 ratio of 57.5%. This resulted in $338 million of adjusted compensation and benefits expense, flat with the third quarter of 2018.

For the first nine months of 2019, adjusted compensation and benefits expense was $1,057 million, compared to $1,155 million for the first nine months of 2018.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the third quarter of 2019, adjusted non-compensation expense1 was $125 million, 15% higher than the third quarter of 2018. The increase reflects business development expenses and investments in technology infrastructure. The ratio of adjusted non-compensation expense to operating revenue1 for the third quarter of 2019 was 21.3%, compared to 18.1% for the third quarter of 2018.

For the first nine months of 2019, adjusted non-compensation expense was $369 million, 8% higher than the first nine months of 2018. The ratio of adjusted non-compensation expense to operating revenue for the first nine months of 2019 was 20.1%, compared to 16.5% for the first nine months of 2018.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $18 million for the third quarter of 2019 and $78 million for the first nine months of 2019. The effective tax rate on the same basis was 16.6% for the third quarter and 21.7% for the first nine months of 2019, compared to 23.0% and 21.2% for the respective 2018 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the third quarter of 2019, Lazard returned $130 million to shareholders, which included: $50 million in dividends; $79 million in share repurchases of our Class A common stock; and $1 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first nine months of 2019, Lazard returned $733 million to shareholders, which included: $206 million in dividends; $430 million in share repurchases of our Class A common stock; and $97 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first nine months of 2019, we repurchased 11.9 million shares at an average price of $36.01 per share, which included 2.2 million shares repurchased in the third quarter at an average price of $35.20 per share.

On October 30, 2019, our Board of Directors authorized additional share repurchases of up to $300 million, which expires as of December 31, 2021, bringing our total outstanding share repurchase authorization to $437 million.

On October 30, 2019, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on November 22, 2019, to stockholders of record on November 11, 2019.

Lazard’s financial position remains strong. As of September 30, 2019, our cash and cash equivalents were $959 million, and stockholders’ equity related to Lazard’s interests was $613 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on October 31, 2019, to discuss the company’s financial results for the third quarter and first nine months of 2019. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 394-8218 (toll-free, U.S. and Canada) or +1 (323) 701-0225 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on October 31, 2019, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 (888) 203-1112 (toll-free, U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is: 1856836.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Adjusted results1 for the third-quarter and first nine months of 2019 exclude the following items on a pre-tax-basis: (i) $51.5 million in third-quarter costs associated with a business realignment that included employee reductions and the closing of subscale offices and investment strategies; (ii) $2.4 million and $13.2 million, respectively, of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system; (iii) $6.8 million relating to a first quarter debt refinancing by Lazard Ltd’s subsidiary Lazard Group LLC; (iv) ($0.1) million and $7.6 million, respectively, of acquisition-related (benefits) costs, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions; (v) $11.9 million of private equity investment adjustments in the second quarter; and (vi) $1.1 million in third-quarter costs related to office space reorganization. On a U.S. GAAP basis, these items resulted in a net charge of $42 million, or $0.36 (diluted) per share, for the third quarter, and a net charge of $70 million, or $0.60 (diluted) per share, for the first nine months of 2019.

LAZ-EPE

###

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2019	2019	2018	2019	2018
Total revenue	$611,073	$650,801	$640,800	(6%)	(5%)
Interest expense	(20,005)	(20,111)	(14,319)

Net revenue	591,068	630,690	626,481	(6%)	(6%)
Operating expenses:
Compensation and benefits	391,363	372,470	343,987	5%	14%

Occupancy and equipment	29,856	30,953	28,848
Marketing and business development	27,318	28,784	21,868
Technology and information services	34,076	38,825	36,394
Professional services	15,105	19,144	13,353
Fund administration and outsourced services	28,425	28,493	34,748
Amortization and other acquisition-related costs (benefits)	1,022	5,042	(5,851)
Other	11,530	5,294	14,453

Subtotal	147,332	156,535	143,813	(6%)	2%

Operating expenses	538,695	529,005	487,800	2%	10%

Operating income	52,373	101,685	138,681	(48%)	(62%)
Provision for income taxes	4,177	28,172	29,956	(85%)	(86%)

Net income	48,196	73,513	108,725	(34%)	(56%)
Net income attributable to noncontrolling interests	1,492	7,736	1,651

Net income attributable to Lazard Ltd	$46,704	$65,777	$107,074	(29%)	(56%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	109,285,727	111,981,204	119,456,516	(2%)	(9%)
Diluted	113,881,690	116,175,349	129,859,728	(2%)	(12%)
Net income per share:
Basic	$0.42	$0.57	$0.90	(26%)	(53%)
Diluted	$0.40	$0.55	$0.82	(27%)	(51%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2019	2018	% Change
Total revenue	$1,923,552	$2,180,533	(12%)
Interest expense	(58,120)	(41,416)

Net revenue	1,865,432	2,139,117	(13%)
Operating expenses:
Compensation and benefits	1,136,087	1,165,193	(2%)

Occupancy and equipment	89,104	88,326
Marketing and business development	84,086	75,755
Technology and information services	104,956	102,173
Professional services	48,466	42,498
Fund administration and outsourced services	85,848	103,159
Amortization and other acquisition-related costs (benefits)	9,534	(13,468)
Other	33,630	51,032

Subtotal	455,624	449,475	1%

Operating expenses	1,591,711	1,614,668	(1%)

Operating income	273,721	524,449	(48%)

Provision for income taxes	55,536	105,684	(47%)

Net income	218,185	418,765	(48%)
Net income attributable to noncontrolling interests	8,662	5,036

Net income attributable to Lazard Ltd	$209,523	$413,729	(49%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	111,070,395	119,897,626	(7%)
Diluted	116,959,041	130,750,392	(11%)

Net income per share:
Basic	$1.87	$3.45	(46%)
Diluted	$1.77	$3.16	(44%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	September 30,	December 31,
($ in thousands)	2019	2018
ASSETS
Cash and cash equivalents	$959,001	$1,246,537
Deposits with banks and short-term investments	1,289,288	1,006,969
Cash deposited with clearing organizations and other segregated cash	40,280	38,379
Receivables	668,167	685,534
Investments	535,848	575,148
Goodwill and other intangible assets	368,996	375,318
Operating lease right-of-use assets	558,723	—
Deferred tax assets	601,183	597,776
Other assets	530,393	471,580

Total Assets	$5,551,879	$4,997,241

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,405,836	$1,154,207
Accrued compensation and benefits	418,779	585,484
Senior debt	1,678,921	1,434,260
Tax receivable agreement obligation	246,953	270,640
Operating lease liabilities	652,681	—
Other liabilities	462,488	582,557

Total liabilities	4,865,658	4,027,148
Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	682,003	750,692
Retained earnings	1,168,382	1,195,563
Accumulated other comprehensive loss, net of tax	(288,621)	(273,818)

Subtotal	1,563,062	1,673,735
Class A common stock held by subsidiaries, at cost	(949,620)	(756,884)

Total Lazard Ltd stockholders’ equity	613,442	916,851
Noncontrolling interests	72,779	53,242

Total stockholders’ equity	686,221	970,093

Total liabilities and stockholders’ equity	$5,551,879	$4,997,241

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2019	2019	2018	2019	2018
Revenues:

Financial Advisory	$303,901	$328,814	$303,769	(8%)	0%
Asset Management	282,596	291,269	301,527	(3%)	(6%	)
Corporate	1,765	9,617	314	(82%)	NM

Operating revenue (b)	$588,262	$629,700	$605,610	(7%)	(3%	)

Expenses:

Adjusted compensation and benefits expense (c)	$338,250	$362,078	$337,930	(7%)	0%

Ratio of adjusted compensation to operating revenue	57.5%	57.5%	55.8%
Non-compensation expense (d)	$125,185	$128,014	$109,330	(2%)	15%

Ratio of non-compensation to operating revenue	21.3%	20.3%	18.1%
Earnings:

Earnings from operations (e)	$124,827	$139,608	$158,350	(11%)	(21%	)

Operating margin (f)	21.2%	22.2%	26.1%

Adjusted net income (g)	$88,260	$85,746	$111,424	3%	(21%	)

Diluted adjusted net income per share	$0.76	$0.73	$0.86	4%	(12%	)

Diluted weighted average shares (h)	115,513,679	117,422,884	129,859,728	(2%)	(11%	)

Effective tax rate (i)	16.6%	28.8%	23.0%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2019	September 30, 2018	% Change
Revenues:
Financial Advisory	$962,709	$1,107,631	(13%)
Asset Management	857,599	960,791	(11%)
Corporate	17,644	1,825	NM

Operating revenue (b)	$1,837,952	$2,070,247	(11%)

Expenses:
Adjusted compensation and benefits expense (c)	$1,056,822	$1,155,198	(9%)

Ratio of adjusted compensation to operating revenue	57.5%	55.8%
Non-compensation expense (d)	$368,936	$341,892	8%

Ratio of non-compensation to operating revenue	20.1%	16.5%
Earnings:
Earnings from operations (e)	$412,194	$573,157	(28%)

Operating margin (f)	22.4%	27.7%
Adjusted net income (g)	$279,543	$420,359	(33%)

Diluted adjusted net income per share	$2.37	$3.21	(26%)

Diluted weighted average shares (h)	117,957,075	130,750,392	(10%)
Effective tax rate (i)	21.7%	21.2%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	September 30,	June 30,	December 31,
	2019	2019	2018	Qtr to Qtr	YTD
Equity:
Emerging Markets	$38,385	$42,836	$41,899	(10.4%)	(8.4%)
Global	46,539	47,559	41,490	(2.1%)	12.2%
Local	40,706	40,575	36,020	0.3%	13.0%
Multi-Regional	62,825	64,888	57,589	(3.2%)	9.1%

Total Equity	188,455	195,858	176,998	(3.8%)	6.5%
Fixed Income:
Emerging Markets	14,738	15,692	14,980	(6.1%)	(1.6%)
Global	8,433	6,195	4,851	36.1%	73.8%
Local	5,818	5,767	6,113	0.9%	(4.8%)
Multi-Regional	8,733	8,935	6,994	(2.3%)	24.9%

Total Fixed Income	37,722	36,589	32,938	3.1%	14.5%
Alternative Investments	2,347	2,492	2,430	(5.8%)	(3.4%)
Private Equity	1,387	1,383	1,469	0.3%	(5.6%)
Cash Management	963	1,144	899	(15.8%)	7.1%

Total AUM	$230,874	$237,466	$214,734	(2.8%)	7.5%

	Three Months Ended September 30			Nine Months Ended September 30
	2019	2018		2019	2018
AUM - Beginning of Period	$237,466	$237,876		$214,734	$249,459
Net Flows	(4,385)	(288)		(9,593)	(1,727)
Market and foreign exchange appreciation (depreciation)	(2,207)	2,499		25,733	(7,645)

AUM - End of Period	$230,874	$240,087		$230,874	$240,087

Average AUM	$233,878	$239,897		$232,885	$246,920

% Change in average AUM	(2.5% )			(5.7% )

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2019	2019	2018	2019	2018
Operating Revenue
Net revenue - U.S. GAAP Basis	$591,068	$630,690	$626,481	$1,865,432	$2,139,117

Adjustments:
Revenue related to noncontrolling interests (j)	(4,164)	(11,819)	(4,512)	(18,254)	(15,351)
Gains related to Lazard Fund Interests (“LFI”) and other similar arrangements	(1,764)	(6,484)	(3,647)	(22,118)	(1,712)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(15,413)	(13,357)	(25,880)	(53,102)	(90,112)
Private Equity investment adjustment (l)	—	11,948	—	11,948	—
Interest expense	18,535	18,722	13,168	54,046	38,305

Operating revenue, as adjusted (b)	$588,262	$629,700	$605,610	$1,837,952	$2,070,247

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$391,363	$372,470	$343,987	$1,136,087	$1,165,193

Adjustments:
Expenses associated with business realignment (m)	(49,119)	—	—	(49,119)	—
Charges pertaining to LFI and other similar arrangements	(1,764)	(6,484)	(3,647)	(22,118)	(1,712)
Compensation related to noncontrolling interests (j)	(2,230)	(3,908)	(2,410)	(8,028)	(8,283)

Compensation and benefits expense, as adjusted (c)	$338,250	$362,078	$337,930	$1,056,822	$1,155,198

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$147,332	$156,535	$143,813	$455,624	$449,475

Adjustments:
Expenses associated with business realignment (m)	(1,810)	—	—	(1,810)	—
Expenses associated with ERP system implementation (n)	(2,362)	(7,626)	(7,659)	(13,193)	(20,489)
Expenses related to office space reorganization (o)	(1,143)	—	—	(1,143)	(2,425)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(15,413)	(13,357)	(25,880)	(53,102)	(90,112)
Amortization and other acquisition-related benefits (costs) (p)	(1,022)	(5,042)	5,851	(9,534)	13,468
Charges pertaining to Senior Debt refinancing (q)	—	(2,262)	(6,523)	(6,505)	(6,523)
Non-compensation expense related to noncontrolling interests (j)	(397)	(234)	(272)	(1,401)	(1,502)

Non-compensation expense, as adjusted (d)	$125,185	$128,014	$109,330	$368,936	$341,892

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$52,373	$101,685	$138,681	$273,721	$524,449

Adjustments:
Expenses associated with business realignment (m)	51,454	—	—	51,454	—
Expenses associated with ERP system implementation (n)	2,362	7,626	7,659	13,193	20,489
Expenses related to office space reorganization (o)	1,143	—	—	1,143	2,425
Acquisition-related (benefits) costs (p)	(74)	4,612	(6,707)	7,577	(16,020)
Private Equity investment adjustment (l)	—	11,948	—	11,948	—
Charges pertaining to Senior Debt refinancing (q)	—	2,348	6,818	6,805	6,818
Net income related to noncontrolling interests (j)	(1,492)	(7,736)	(1,651)	(8,662)	(5,036)

Pre-tax income, as adjusted	105,766	120,483	144,800	357,179	533,125
Interest expense	18,535	18,636	12,873	53,746	38,010
Amortization (LAZ only)	526	489	677	1,269	2,022

Earnings from operations, as adjusted (e)	$124,827	$139,608	$158,350	$412,194	$573,157

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$46,704	$65,777	$107,074	$209,523	$413,729
Adjustments:
Expenses associated with business realignment (m)	51,454	—	—	51,454	—
Expenses associated with ERP system implementation (n)	2,362	7,626	7,659	13,193	20,489
Expenses related to office space reorganization (o)	1,143	—	—	1,143	2,425
Acquisition-related (benefits) costs (p)	(74)	4,612	(6,707)	7,577	(16,020)
Private Equity investment adjustment (l)	—	11,948	—	11,948	—
Charges pertaining to Senior Debt refinancing (q)	—	2,348	6,818	6,805	6,818
Tax benefit allocated to adjustments	(13,329)	(6,565)	(3,420)	(22,100)	(7,082)

Net income, as adjusted (g)	$88,260	$85,746	$111,424	$279,543	$420,359

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	113,881,690	116,175,349	129,859,728	116,959,041	130,750,392
Adjustment: participating securities	1,631,989	1,247,535	—	998,034	—

Diluted Weighted Average Shares Outstanding, as adjusted (h)	115,513,679	117,422,884	129,859,728	117,957,075	130,750,392

Diluted net income per share:
U.S. GAAP Basis	$0.40	$0.55	$0.82	$1.77	$3.16
Non-GAAP Basis, as adjusted	$0.76	$0.73	$0.86	$2.37	$3.21

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands)	2019	2019	2018	2019	2018
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$29,856	$30,953	$28,848	$89,104	$88,326
Marketing and business development	27,318	28,784	21,868	84,086	75,755
Technology and information services	34,076	38,825	36,394	104,956	102,173
Professional services	15,105	19,144	13,353	48,466	42,498
Fund administration and outsourced services	28,425	28,493	34,748	85,848	103,159
Amortization and other acquisition-related (benefits) costs	1,022	5,042	(5,851)	9,534	(13,468)
Other	11,530	5,294	14,453	33,630	51,032

Non-compensation expense - Subtotal - U.S. GAAP Basis	$147,332	$156,535	$143,813	$455,624	$449,475

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (o) (k)	($1,195)	($25)	$131	($1,253)	($2,434)
Marketing and business development (j) (k) (m) (n)	(3,005)	(6,493)	(4,476)	(12,902)	(13,206)
Technology and information services (j) (k) (n)	(2,396)	(7,427)	(7,548)	(13,099)	(19,863)
Professional services (j) (k) (n)	(1,392)	(2,091)	(1,102)	(4,847)	(3,695)
Fund administration and outsourced services (k)	(13,329)	(12,549)	(19,257)	(41,787)	(56,112)
Amortization and other acquisition-related (benefits) costs (m) (p)	(1,022)	(5,042)	5,851	(9,534)	13,468
Other (j) (k) (m) (n) (q)	192	5,106	(8,082)	(3,266)	(25,741)

Subtotal Non-compensation adjustments	($22,147)	($28,521)	($34,483)	($86,688)	($107,583)

Non-compensation expense, as adjusted:
Occupancy and equipment	$28,661	$30,928	$28,979	$87,851	$85,892
Marketing and business development	24,313	22,291	17,392	71,184	62,549
Technology and information services	31,680	31,398	28,846	91,857	82,310
Professional services	13,713	17,053	12,251	43,619	38,803
Fund administration and outsourced services	15,096	15,944	15,491	44,061	47,047
Amortization and other acquisition-related costs	—	—	—	—	—
Other	11,722	10,400	6,371	30,364	25,291

Non-compensation expense, as adjusted (d)	$125,185	$128,014	$109,330	$368,936	$341,892

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (j) below), (ii) gains related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) for the nine month period ended September 30, 2019 and for the three month period ended June 30, 2019, private equity investment adjustment (see (l) below), (v) interest expense primarily related to corporate financing activities, and (vi) for the nine month period ended September 30, 2019, for the three month period ended June 30, 2019 and for the three and nine month periods ended September 30, 2018, excess interest expense pertaining to Senior Debt refinancing (see (q) below).

(c)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) charges related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) expenses associated with ERP system implementation (see (n) below), (iii) for the three and nine month periods ended September 30, 2019 and for the nine month period ended September 30, 2018, expenses related to office space reorganization (see (o) below), (iv) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (v) amortization and other acquisition-related benefits (costs) (see (p) below), (vi) for the nine month period ended September 30, 2019, for the three month period ended June 30, 2019 and for the three and nine month periods ended September 30, 2018, charges pertaining to Senior Debt refinancing (see (q) below), and (vii) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) expenses associated with ERP system implementation (see (n) below), (iii) for the three and nine month periods ended September 30, 2019 and for the nine month period ended September 30, 2018, expenses related to office space reorganization (see (o) below), (iv) amortization and other acquisition-related (benefits) costs (see (p) below), (v) for the nine month period ended September 30, 2019 and for the three month period ended June 30, 2019, private equity investment adjustment (see (l) below), (vi) for the nine month period ended September 30, 2019, for the three month period ended June 30, 2019 and for the three and nine month periods ended September 30, 2018, charges pertaining to Senior Debt refinancing (see (q) below), (vii) net revenue and expenses related to noncontrolling interests (see (j) below), and (viii) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) expenses associated with ERP system implementation (see (n) below), (iii) for the three and nine month period ended September 30, 2019 and for the nine month period ended September 30, 2018, expenses related to office space reorganization (see (o) below), (iv) amortization and other acquisition-related (benefits) costs (see (p) below), (v) for the nine month period ended September 30, 2019 and for the three month period ended June 30, 2019, private equity investment adjustment, (see (l) below), and (vi) for the nine month period ended September 30, 2019, for the three month period ended June 30, 2019 and for the three and nine month periods ended September 30, 2018, charges pertaining to Senior Debt refinancing (see (q) below), net of tax benefits.

(h)

A non-GAAP measure which includes for the three and nine month periods ended September 30, 2019 and for the three month period ended June 30, 2019, units of the newly established long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our Class A common stock. Profits interest participation rights and other participating securities are excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $17,507, $34,737, and $33,376 for the three month periods ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively, $77,637 and $112,767 for the nine month periods ended September 30, 2019 and 2018, respectively, and the denominator of which is pre-tax income of $105,766, $120,483, and $144,800 for the three month periods ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively, $357,179 and $533,125 for the nine month periods ended September 30, 2019 and 2018, respectively.

(j)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.

(k)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)	Represents write-down of private equity investment to potential transaction value.

(m)	Represents expenses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.

(n)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

(o)	Represents incremental rent expense and lease abandonment costs related to office space reorganization and an onerous lease provision.

(p)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.

(q)

The company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes).

NM Not meaningful